UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2026

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2026, Alkermes, Inc. and Alkermes Pharma Ireland Limited (together, “Alkermes”), two wholly-owned indirect subsidiaries of Alkermes plc (the “Company”), entered into a Confidential Settlement and License Agreement (the “Settlement Agreement”) with Teva Pharmaceuticals, Inc. (“Teva”, and together with Alkermes, the “parties”), resolving a patent infringement lawsuit relating to all dosage strengths of the Company’s product LYBALVI® (olanzapine and samidorphan). The lawsuit was brought by Alkermes against Teva in the U.S. District Court for the District of New Jersey for infringement by Teva’s abbreviated new drug application (“ANDA”) No. 220379 of certain of the Company’s Orange Book-listed United States Patents for LYBALVI. Pursuant to the Settlement Agreement, Alkermes will grant Teva a non-exclusive, royalty-free, non-transferable, non-sublicensable limited license to make, have made, use, import, sell and offer for sale Teva’s products made under ANDA No. 220379 in the United States beginning on November 12, 2039, or, if Alkermes obtains pediatric exclusivity, on May 12, 2040, or earlier under certain circumstances.

On November 9, 2026, the parties filed a joint Stipulation of Dismissal with Prejudice to dismiss the pending legal proceedings. The Settlement Agreement is subject to review by the U.S. Federal Trade Commission and the U.S. Department of Justice. The foregoing description of certain provisions of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: November 12, 2026	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary